ARTICLES OF AMENDMENT
                                   relating to
                        CLASS A PREFERRED STOCK, SERIES B
                                       of
                             GIDDINGS & LEWIS, INC.




                   Pursuant to Sections 180.0602 and 180.1002
                    of the Wisconsin Business Corporation Law





             I, Richard C. Kleinfeldt, Vice President-Finance and Secretary of Giddings & Lewis, Inc., a corporation organized and existing under the Wisconsin Business Corporation Law (the "Corporation"), in accordance with the provisions of Sections 180.0602 and 180.1002 hereof, DO HEREBY CERTIFY
   THAT:

        A. Pursuant to the authority conferred upon the Board of Directors by the Restated Articles of Incorporation, as amended, of the Corporation and in accordance with Sections 180.0602 and 180.1002 of the Wisconsin Business Corporation Law, the Board of Directors of the Corporation adopted a resolution on August 23, 1995, creating a series of shares of Class A Preferred Stock, $.10 par value, of the Corporation, designated as Class A Preferred Stock, Series B.

        B. Said resolution of the Board of Directors of the Corporation creating the series designated as Class A Preferred Stock, Series B, provides that said series shall have such designation and number of shares and such preferences, limitations and relative rights as are set forth in the paragraph below, which paragraph shall constitute Paragraph (6) of Section B of Article IV of the Corporation's Restated Articles of
   Incorporation:

           (6)  Class A Preferred Stock, Series B.

                     (i) Designation and Amount. There is hereby created a series of Class A Preferred Stock which shall be designated as "Class A Preferred Stock, Series B" (the "Class A Preferred Stock, Series B"); the number of shares constituting such series shall be Seven Hundred Thousand (700,000). Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Class A Preferred Stock, Series B, to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation into Class A Preferred Stock,
           Series B.

                     (ii) Dividends and Distributions.

                     (I)  The holders of shares of Class A
                Preferred Stock, Series B, in preference to the holders of Common Stock of the Corporation and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first business days of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Class A Preferred Stock, Series B, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all noncash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Payment Date, since the first issuance of any share or fraction of a share of Class A Preferred Stock, Series B. In the event the Corporation shall at any time after August 23, 1995 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock,
                (ii) subdivide the outstanding Common Stock, or
                (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Class A Preferred Stock, Series B, were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                     (II) The Corporation shall declare a
                dividend or distribution on the Class A
                Preferred Stock, Series B, as provided in paragraph (I) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Class A Preferred Stock, Series B, shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                     (III)       Dividends shall begin to
                accrue and be cumulative on outstanding shares of Class A Preferred Stock, Series B, from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Class A Preferred Stock, Series B, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Class A Preferred Stock, Series B, entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Class A Preferred Stock, Series B, in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Class A Preferred Stock, Series B, entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

                     (iii)       Voting Rights.  The holders of
           shares of Class A Preferred Stock, Series B, shall have the following voting rights:

                     (I)  Subject to the provision for
                adjustment hereinafter set forth, each share of Class A Preferred Stock, Series B, shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Class A Preferred Stock, Series B, were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                     (II) Except as otherwise provided herein,
                in any other resolution of the Board of
                Directors creating a series of Class A
                Preferred Stock or any similar stock, or by law, the holders of shares of Class A Preferred Stock, Series B, and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

                     (III)       Except as set forth herein,
                holders of Class A Preferred Stock, Series B, shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

                     (iv) Certain Restrictions.

                     (I)  Whenever quarterly dividends or other
                dividends or distributions payable on the Class A Preferred Stock, Series B, as provided in subparagraph (ii) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Class A Preferred Stock, Series B, outstanding shall have been paid in full, the Corporation shall not:

                          (1)    declare or pay dividends
                     on, make any other distributions on,
                     or redeem or purchase or otherwise
                     acquire for consideration any shares
                     of stock ranking junior (either as to
                     dividends or upon liquidation,
                     dissolution or winding up) to the
                     Class A Preferred Stock, Series B;

                          (2)    declare or pay dividends
                     on or make any other distributions on
                     any shares of stock ranking on a
                     parity (either as to dividends or
                     upon liquidation, dissolution or
                     winding up) with the Class A
                     Preferred Stock, Series B, except
                     dividends paid ratably on the Class A
                     Preferred Stock, Series B, and all
                     such parity stock on which dividends
                     are payable or in arrears in
                     proportion to the total amounts to
                     which the holders of all such shares
                     are then entitled;

                          (3)    redeem or purchase or
                     otherwise acquire for consideration
                     shares of any stock ranking on a
                     parity (either as to dividends or
                     upon liquidation, dissolution or
                     winding up) with the Class A
                     Preferred Stock, Series B, provided
                     that the Corporation may at any time
                     redeem, purchase or otherwise acquire
                     shares of any such parity stock in
                     exchange for shares of any stock of
                     the Corporation ranking junior to or
                     on a parity with (both as to
                     dividends or upon dissolution,
                     liquidation or winding up) the Class
                     A Preferred Stock, Series B; or

                          (4)    purchase or otherwise
                     acquire for consideration any shares
                     of Class A Preferred Stock, Series B,
                     or any shares of stock ranking on a
                     parity with the Class A Preferred
                     Stock, Series B, except in accordance
                     with a purchase offer made in writing
                     or by publication (as determined by
                     the Board of Directors) to all
                     holders of such shares upon such
                     terms as the Board of Directors,
                     after consideration of the respective
                     annual dividend rates and other
                     relative rights and preferences of
                     the respective series and classes,
                     shall determine in good faith will
                     result in fair and equitable
                     treatment among the respective series
                     or classes.

                     (II) The Corporation shall not permit any
                corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by the Corporation or otherwise controlled by the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (I) of this subparagraph
                (iv), purchase or otherwise acquire such shares at such time and in such manner.

                     (v) Reacquired Shares. Any shares of Class A Preferred Stock, Series B, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Class A Preferred Stock, par value $.10 per share, and may be reissued as part of a new series of Class A Preferred Stock, par value $.10 per share, to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                     (vi) Liquidation, Dissolution or Winding Up.
           Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Class A Preferred Stock, Series B, unless, prior thereto, the holders of shares of Class A Preferred Stock, Series B, shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Class A Preferred Stock, Series B, shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding
           up) with the Class A Preferred Stock, Series B, except distributions made ratably on the Class A Preferred Stock, Series B, and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Class A Preferred Stock, Series B, were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                     (vii)       Consolidation, Merger, etc.  In
           case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Class A Preferred Stock, Series B, shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (1) declare any dividend on Common Stock payable in shares of Common Stock, (2) subdivide the outstanding Common Stock, or (3) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Class A Preferred Stock, Series B, shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                     (viii) No Redemption. The shares of Class A Preferred Stock, Series B, shall not be redeemable.

                     (ix) Fractional Shares.  Class A Preferred
           Stock, Series B, may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Class A Preferred Stock, Series B.

                                     * * *

       C. None of the shares of Class A Preferred Stock, Series B, have been issued as of the date hereof.

       D. The amendment creating the Class A Preferred Stock, Series B, was adopted by the Board of Directors of the Corporation in accordance with
   Section 180.1002 of the Wisconsin Business Corporation Law and shareholder action was not required.

           IN WITNESS WHEREOF, the undersigned has executed and subscribed these Articles of Amendment on behalf of the Corporation and does affirm the foregoing as true this 23rd day of August, 1995.



                                      By:   /s/ Richard C. Kleinfeldt
                                           Richard C. Kleinfeldt
                                           Vice President-Finance and
                                           Secretary

   ______________
       This instrument was drafted by, and should be returned to, Jay O. Rothman of the firm of Foley & Lardner, 777 East Wisconsin, Milwaukee, Wisconsin 53202.